UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:    January 27, 2005

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number    0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.02  Results of Operation and Financial Condition

Item 7.01 Regulation FD Disclosure

On January 27, 2005, the Registrant issued a press release announcing its second quarter of fiscal 2005 financial results.

Management also disclosed certain information about the first six months of fiscal year 2005, which may be considered important to certain stockholders.  Capital expenditures were $1.7 million and depreciation and amortization expense was approximately $2.9 million for the first six months of fiscal year 2005.

Management also discussed recent positive activity.  The Protect and Direct segment’s backlog has grown from $6.9 million as of the beginning of January to more than $10 million as of January 26, 2005, which is higher than any month-end backlog of the Protect and Direct segment since July 2003.  This increased backlog includes more than $6 million in new orders received through January 26, 2005.  The Registrant currently expects sales for the Protect and Direct segment for January 2005 to be approximately 10% higher than for the comparable period in 2004.  In addition, management is encouraged by an increase in large bid requests for its Traffic Control businesses.  The Registrant currently has outstanding bid proposals in excess of $10 million, and believes it will win several of these projects.  There can be no assurance that the Registrant will win such projects or that such projects will result in a positive gross margin.  Given the seasonality of its business, management remains cautious regarding the current outlook for the third quarter.

In addition, management disclosed information regarding the rationalization of the Quixote Traffic Corporation business, which is comprised of the Peek Traffic Corporation and U.S. Traffic Corporation operations.  The rationalization plan includes integrating product offerings, outsourcing non-critical component parts and focusing manufacturing facilities to obtain greater synergies.  Under the current plan, management expects the Quixote Traffic Corporation business to break-even in the next 6 months.  Management also projects operating profit for Peek Traffic Corporation to be approximately $3 million on $25 million in sales for fiscal year 2005.  However, due to the rationalization of the production operations of the Quixote Traffic Corporation business, operating results for each individual company for fiscal year 2005 will not necessarily be a representative comparison of each of the individual businesses.

The conference call was recorded and is available for replay through Thursday, February 3, 2005.  To access the replay, please call (706)645-9291 and enter passcode 3519919; the recorded web cast will also be available at www.quixotecorp.com.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements regarding the Registrant’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions about the Registrant and its business.  These risks and uncertainties are discussed in the Registrant’s annual report on Form 10-K for the year ended June 30, 2004 and the quarterly report on Form 10-Q for the quarter ended September 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Registrant does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

The following Exhibit is included herein:

(c)	Exhibits

	99	Press Release issued by Quixote Corporation, dated January 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	January 27, 2005	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting Officer)

EXHIBIT INDEX

Exhibits:

99                          Press Release issued by Quixote Corporation dated January 27, 2005